As filed with the Securities and Exchange Commission on  July 26, 1996
                                                    Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          TRIQUINT SEMICONDUCTOR, INC.
             (Exact name of Registrant as spec fied in its charter)


           California                                     95-3654013
    -----------------------                 ------------------------------------
    (State of incorporation)                (I.R.S. Employer Identification No.)

                           3625A S.W. Murray Boulevard
                             Beaverton, Oregon 97005
   (Address, including zip code, of Registrant's principal executive offices)



                          1996 STOCK INCENTIVE PROGRAM

                            (Full title of the plan)


                                Edward C.V. Winn
                      Executive Vice President, Finance and
                                 Administration,
                           and Chief Financial Officer
                          TRIQUINT SEMICONDUCTOR, INC.
                           3625A S.W. Murray Boulevard
                             Beaverton, Oregon 97005
                                 (503) 644-3535
(Name, address, and telephone number, including area code, of agent for service)


                                   Copies to:
                             CHRIS F. FENNELL, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (415) 493-9300


                                                   CALCULATION OF REGISTRATION FEE
==================================================================================================================

                                                                    Proposed         Proposed
                                                                    Maximum           Maximum
          Title of Each Class                    Amount             Offering         Aggregate        Amount of
            of Securities to                     to be               Price           Offering        Registration
             be Registered                     Registered          Per Share           Price             Fee
- ------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be issued      400,000 shares      16.82(1)            6,728,000         2,320.00
under the 1996 Stock Incentive Program
==================================================================================================================


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National on July 24, 1996.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission:

         Item 3(a).

                 The Registrant's Annual Report on Form 10-K for the year ending December 31, 1995.

         Item 3(b).

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

         Item 3(c).

                 The description of the Registrant's Common Stock which is contained in items 1 and 2 of its Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on October 21, 1993, and any further amendment or report filed hereafter for the purpose of updating such description.


Item 4.  Description of Securities.

                 Not applicable.


Item 5.  Interests of Named Experts and Counsel.

                 Not applicable.


Item 6.  Indemnification of Directors and Officers.

                 Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Four of the

Registrant's Restated Articles of Incorporation and Section 9.7 of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations code. In addition, the Registrant has entered into indemnification agreements with its officers and directors. The registration rights agreements entered into by the Registrant and certain holders (the "Holders") of its Common Stock provide for cross-indemnification of the Holders and of the Registrant, its officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 7.  Exemption from Registration Claimed.

                 Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number      Document
         --------    --------
             4.1     1996 Stock Incentive Program and forms of agreement
                     thereunder.

             5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.

            23.1     Consent of Independent Accountants.

            23.2     Consent of Counsel (contained in Exhibit 5.1).

            26.1     Power of Attorney (see page II-5).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)     To  remove  from   registration  by  means  of   post-effective
                 amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, TriQuint Semiconductor, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on this 26th day of July, 1996.


                                TRIQUINT SEMICONDUCTOR, INC.


                                By:  /s/ EDWARD C.V. WINN
                                    --------------------------------------------
                                     Edward C.V. Winn
                                     Executive Vice President, Finance and
                                     Administration, and Chief Financial Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Sharp and Edward C.V. Winn, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                        Title                                  Date
- ---------------------------------------------------------------------------------------------------------------------------

                                               President, Chief Executive Officer                    July 26, 1996
/s/ STEVEN J. SHARP                            and Chairman (Principal Executive
- -----------------------------------            Officer)
(Steven J. Sharp)

                                               Executive Vice President, Finance                     July 26, 1996
/s/ EDWARD C.V. WINN                           and Administration, and Chief
- -----------------------------------            Financial Officer  (Principal
(Edward C.V. Winn)                             Financial and Accounting Officer)


/s/ PAUL GARY                                  Director                                              July 26, 1996
- -----------------------------------
(Paul Gary)


/s/ CHARLES SCOTT GIBSON                       Director                                              July 26, 1996
- -----------------------------------
(Charles Scott Gibson)


/s/ E. Floyd Kvamme                            Director                                              July 26, 1996
- -----------------------------------
(E. Floyd Kvamme)


/s/ DR. WALDEN C. RHINES                       Director                                              July 26, 1996
- -----------------------------------
(Dr. Walden C. Rhines)


/s/ EDWARD F. TUCK                             Director                                              July 26, 1996
- -----------------------------------
(Edward F. Tuck)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                          Triquint Semiconductor, Inc.

                                  July 26, 1996


                                INDEX TO EXHIBITS

                                                                                        Sequentially
    Exhibit                                                                               Numbered
    Number                            Exhibit                                               Page
    -------                           -------                                              -----
     4.1        1996 Stock Incentive Program and forms of agreement
                thereunder......................................................
     5.1        Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
                Corporation.....................................................
    23.1        Consent of Independent Accountants .............................
    23.2        Consent of Counsel (included in Exhibit 5.1) ...................
    24.1        Power of Attorney (see page II-5) ..............................